UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2015
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1830 Penn Street, Melbourne, FL 32901 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

January 2015 Series J Offering and Series J Subscription Agreement

On January 30, 2015, Lighting Science Group Corporation (the “Company”) entered into a Series J Subscription Agreement (the “Subscription Agreement”) with LSGC Holdings III LLC, a Delaware limited liability company (“Holdings III”), pursuant to which the Company issued an aggregate of 11,525 units of its securities (the “Series J Securities”) for $1,000 per Series J Security, or aggregate consideration of $11,525,000 (the “January 2015 Offering”). Each Series J Security consists of (i) one share of Series J Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series J Preferred Stock”), and (ii) a warrant to purchase 2,650 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.001 per share (each, a “Warrant” and collectively, the “Warrants”).

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2014, the Company’s board of directors (the “Board”) authorized, and each of RW LSG Holdings, LLC and its affiliates (“Riverwood”) and Pegasus Capital Advisors, L.P. and its affiliates (“Pegasus”), as the “Primary Investors” with respect to the Company’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”) and Series I Convertible Preferred Stock (the “Series I Preferred Stock”), respectively, and as joint “Primary Investors” with respect to the Series J Preferred Stock, consented to, the issuance and sale of (i) up to 30,000 Series J Securities in a series of transactions commencing August 14, 2014 and ending on or before December 31, 2014 to purchasers designated by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and (ii) such number of additional Series J Securities as are purchased pursuant to the exercise, if any, of preemptive rights set forth in Section 14 of the Amended and Restated Certificates of Designation governing each of the Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock in connection with the sale of the Series J Securities to be issued as described in clause (i) above (as subsequently revised and extended as described below, the “Series J Offering”). The Company previously issued and sold 21,000 of the 30,000 Series J Securities authorized to be sold in the Series J Offering pursuant to (x) the Series J Subscription Agreement dated August 14, 2014, by and between the Company and PCA LSG Holdings, LLC (“PCA LSG Holdings”) and (y) the Series J Subscription Agreement dated November 14, 2014, by and among the Company, Serengeti Lycaon MM L.P. and Serengeti Opportunities MM L.P. In December 2014, the Board approved, and each of Riverwood and Pegasus consented to, (a) an increase in the number of Series J Securities authorized for issuance pursuant to the Series J Offering from 30,000 Series J Securities to 32,525 Series J Securities and (b) an extension of the expiration date of the Series J Offering from December 31, 2014 to January 31, 2015. Following the January 2015 Offering, no Series J Securities remained available for issuance pursuant to the Series J Offering, and the Series J Offering expired on January 31, 2015 in accordance with its terms.

The terms of the Warrants issued to Holdings III as part of the Series J Securities are substantially the same as the terms of the warrant issued to PCA LSG Holdings on January 3, 2014, a copy of which was filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Second Amendment to FCC Loan and Security Agreement; Side Letter Agreement

On January 30, 2015, the Company entered into a Second Amendment to Loan and Security Agreement (the “Second FCC Amendment”) by and among the Company, BioLogical Illumination, LLC (“BioLogical” and, together with the Company, “Borrowers”), the financial institutions from time to time party thereto as lenders (the “FCC Lenders”) and FCC, LLC, d/b/a First Capital, in its capacity as agent for the FCC Lenders (“FCC”), which amends that certain Loan and Security Agreement dated April 25, 2014 by and among Borrowers, the FCC Lenders and FCC (as amended by the letter agreement dated as of September 19, 2014, and as the same may be further amended, modified or supplemented from time to time, the “FCC Loan Agreement”).

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2014, in connection with a lawsuit filed against the Company in June 2012, Geveran Investments Limited v. Lighting Science Group Corp., et al., Case No. 12-17738 (07) (the “Geveran Case”), on August 28, 2014, the Ninth Judicial Circuit in and for Orange County, Florida issued an Order Granting Plaintiff’s Motion for Partial Summary Judgment Under its First Cause of Action for Violation of the Florida Securities and Investor Protection Act (the “August 28 Order”). As of the date of this Current Report, the August 28 Order has not been entered (if and when such entry occurs, the “Order Entry”).

Among other things, the Second FCC Amendment provides that (i) the Company must notify FCC and each FCC Lender promptly (and in any event within two (2) business days) of the Order Entry, (ii) Borrowers must comply with certain consent requirements and other conditions relating to any appeal bond posted with respect to the August 28 Order and (iii) the Company must notify FCC and each FCC Lender of certain events, including but not limited to (w) any Default (as defined in the FCC Loan Agreement), (x) certain legal proceedings, (y) any material update with respect to the Geveran Case and (z) any material adverse change in the Company’s business, financial or operational condition or business prospects. The Second FCC Amendment also includes updates to certain disclosure schedules to the FCC Loan Agreement.

In connection with the January 2015 Offering and the Second FCC Amendment, Borrowers and FCC also executed (i) a Consent to Issue Series J Preferred Equity, pursuant to which FCC and the FCC Lenders consented to the terms of the January 2015 Offering and (ii) a Side Letter Agreement dated January 30, 2015 (the “Side Letter”). The Side Letter provides that (x) the cash proceeds from the January 2015 Offering shall be included in the calculation of EBITDA solely for purposes of determining compliance with the Fixed Charge Coverage Ratio covenant in the FCC Loan Agreement for each of the six-month period ending March 31, 2015, the nine-month period ending June 30, 2015, the twelve-month period ending September 30, 2015 and the twelve-month period ending December 31, 2015 and (y) such cash proceeds from the January 2015 Offering shall not impact or in any way impair the curative equity rights of the Company set forth in the FCC Loan Agreement.

The foregoing descriptions of the Second FCC Amendment and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report and are incorporated herein by reference.

Second Amendment to Medley Term Loan Agreement

On January 30, 2015, the Company also entered into a Limited Consent and Second Amendment to Term Loan Agreement (the “Second Medley Amendment”) by and among the Company, Medley Capital Corporation (“Medley”) and the lenders from time to time party thereto (the “Medley Lenders”), which amends that certain Term Loan Agreement dated February 19, 2014 by and among the Company, Medley and the Medley Lenders (as amended by the First Amendment to Term Loan Agreement dated as of April 25, 2014, and as the same may be further amended, modified or supplemented from time to time, the “Medley Term Loan Agreement”). Among other things, the Second Medley Amendment (i) consents to the terms of the January 2015 Offering, (ii) provides that the Company must notify Medley and each Medley Lender of certain events, including but not limited to (w) the occurrence or existence of an Event of Default (as defined in the Medley Term Loan Agreement), (x) certain legal proceedings, (y) any material update with respect to the Geveran Case and (z) any Material Adverse Effect (as defined in the Medley Term Loan Agreement), (iii) provides that the Company must notify Medley and each Medley Lender promptly (and in any event within two (2) business days) of the Order Entry, (iv) provides that the Company must comply with certain consent requirements and other conditions relating to any appeal bond posted with respect to the August 28 Order, (v) amends the minimum EBITDA covenant levels with respect to each of the six-month period ending March 31, 2015, the nine-month period ending June 30, 2015, the twelve-month period ending September 30, 2015 and the twelve-month period ending December 31, 2015 (collectively, the “Specified Covenant Periods”) to provide that a portion of the cash proceeds from the January 2015 Offering shall be included in the calculation of EBITDA for such periods, and (vi) amends the definition of Fixed Charge Coverage Ratio in the Medley Term Loan Agreement to provide that the cash proceeds from the January 2015 Offering shall be included in EBITDA for purposes of calculating the Fixed Charge Coverage Ratio for each of the Specified Covenant Periods. The Second Medley Amendment also includes updates to certain disclosure schedules to the Medley Term Loan Agreement.

The foregoing description of the Second Medley Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Pursuant to the January 2015 Offering, the Company issued 11,525 Series J Securities to Holdings III for aggregate proceeds of $11,525,000.

Each share of Series J Preferred Stock is convertible at any time, at the election of the holder thereof, into the number of shares of Common Stock (the “Optional Conversion Shares”) equal to the quotient obtained by dividing (i) $1,000 by (ii) the $0.95 conversion price of the Series J Preferred Stock, subject to adjustment in accordance with the terms set forth in the Amended and Restated Certificate of Designation of Series J Preferred Stock (the “Series J Certificate of Designation”).

Upon the consummation of a qualified public offering (“QPO”) where (i) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100 million and (ii) the market capitalization of the Company immediately after consummation of the offering is no less than $500 million, each outstanding share of Series J Preferred Stock will automatically convert into the number of shares of Common Stock equal to the greater of (a) the number of Optional Conversion Shares or (b) the quotient obtained by dividing (x) $2,000 (subject to adjustment in accordance with the terms set forth in the Series J Certificate of Designation) by (y) the price per share of Common Stock paid by the public in the QPO.

The shares of Series J Preferred Stock and the Warrants issued pursuant to the January 2015 Offering were issued by the Company pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: February 5, 2015	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary

 EXHIBIT INDEX

Number	Description of Exhibit

10.1	Series J Subscription Agreement dated January 30, 2015 by and between Lighting Science Group Corporation and LSGC Holdings III LLC.

10.2

Second Amendment to Loan and Security Agreement dated January 30, 2015 by and among Lighting Science Group Corporation, BioLogical Illumination, LLC, the financial institutions from time to time party thereto as lenders and FCC, LLC, d/b/a First Capital.

10.3

Side Letter in Respect of Series J Equity Issuance and Calculation of Fixed Charge Coverage Ratio dated January 30, 2015 by and among Lighting Science Group Corporation, BioLogical Illumination, LLC and FCC, LLC, d/b/a First Capital.

10.4	Limited Consent and Second Amendment to Term Loan Agreement dated January 30, 2015 by and among Lighting Science Group Corporation, Medley Capital Corporation and the lenders party thereto.